Exhibit 99.1

MIRA Pharmaceuticals Submits Phase 2a Clinical Trial Protocol to FDA for Ketamir-2 in Chemotherapy-Induced Peripheral Neuropathy

Randomized, double-blind, placebo-controlled study to evaluate safety, tolerability, and dose-response efficacy of oral Ketamir-2 at a leading U.S. cancer center

MIAMI, FL / ACCESS Newswire / June 17, 2026 / MIRA Pharmaceuticals, Inc. (NASDAQ: MIRA) (“MIRA” or the “Company”), a clinical-stage pharmaceutical company developing novel therapeutics for neurologic, neuropsychiatric, and metabolic disorders, today announced the submission of a Phase 2a clinical trial protocol to the U.S. Food and Drug Administration (FDA) for Ketamir-2, the Company’s proprietary oral NMDA receptor modulator, in chemotherapy-induced peripheral neuropathy (CIPN).

Addressing a Significant Unmet Medical Need

Chemotherapy-induced peripheral neuropathy is one of the most common and debilitating consequences of cancer treatment. It affects an estimated 30 to 40 percent of patients who receive neurotoxic chemotherapy, and approximately 3 million new persistent cases are estimated annually worldwide. For many patients, symptoms including pain, numbness, tingling, and loss of sensation do not resolve when treatment ends. Roughly 30 percent continue to experience them six months or more after completing chemotherapy, often with lasting impact on their ability to function and their overall quality of life.

Despite how common and disabling the condition is, there are currently no FDA-approved therapies specifically for CIPN. Oncologists rely on medications such as gabapentin, pregabalin, duloxetine, and tricyclic antidepressants, none of which were developed for this purpose, and many of which provide incomplete relief. In severe cases, CIPN forces dose reductions or the discontinuation of chemotherapy entirely, potentially compromising cancer outcomes. The absence of an approved treatment has remained one of the more glaring gaps in oncology supportive care.

About the Phase 2a Study (Protocol Mira-002)

The planned Phase 2a study is a randomized, double-blind, placebo-controlled, three-period crossover trial that will evaluate the safety, tolerability, and dose-response relationship of oral Ketamir-2 in patients with moderate-to-severe persistent CIPN. The study will be conducted at a leading U.S. cancer center.

Patients will be enrolled and randomized to receive Ketamir-2 at one of two dose levels, 300 mg or 600 mg, or a matching placebo, across three sequential seven-day treatment periods, each separated by a two-week washout. Because each patient moves through all three treatment sequences, the crossover design allows each participant to serve as their own control, producing a more reliable signal with a smaller study population.

The primary objectives are to characterize the safety and tolerability of Ketamir-2 at both dose levels and to evaluate its dose-response relationship on neuropathic pain intensity, measured by change from baseline in the weekly mean 11-point Numeric Rating Scale pain score. Secondary objectives include the proportion of patients achieving meaningful pain reductions of 30 percent or more and 50 percent or more, changes in CIPN-related symptoms and functional status measured by the EORTC QLQ-CIPN20, and assessment of central nervous system pharmacodynamic effects. Each participant will be in the study for up to 82 days.

To be eligible, patients must have experienced persistent CIPN for at least three months following chemotherapy, report a baseline pain score of 4 or higher on the NRS scale, and have underlying cancer that is clinically stable with no active disease requiring systemic treatment at study entry.

The submission builds on results from the successfully completed MIRA-001 Phase 1 study, which enrolled 56 healthy volunteers across single and multiple ascending dose cohorts. No serious adverse events or dose-limiting toxicities were observed at any dose tested, and the pharmacokinetic profile supported the dose levels and once-daily administration schedule selected for Phase 2a.

Management Commentary

“CIPN has been overlooked for too long,” said Erez Aminov, Chairman and Chief Executive Officer of MIRA Pharmaceuticals. “Millions of cancer survivors are managing real, ongoing pain with medications that were never approved for this condition and that often do not work well enough. Ketamir-2 came out of Phase 1 with a clean safety record, and this Phase 2a study is the next step toward building the evidence base the program needs.”

Dr. Itzchak Angel, Chief Scientific Advisor of MIRA Pharmaceuticals, commented: “The crossover design we selected for this study is scientifically well-suited to this patient population. Having each participant experience all three treatment periods gives us a more precise read on dose-response while keeping the study size manageable. The Phase 1 data gave us clear guidance on dosing, and Phase 2a is designed to answer the questions that matter most going forward — how Ketamir-2 performs on safety and pain relief in patients who need it.”

About Ketamir-2

Ketamir-2 is an oral NMDA receptor modulator in development for chronic neuropathic pain. The NMDA receptor pathway is well established in neuropathic pain biology, and ketamine has long demonstrated activity there, but its use for chronic conditions has been constrained by the need for intravenous administration, significant dissociative side effects, Schedule III controlled substance status, and the clinical infrastructure required to administer and monitor it. Ketamir-2 was built to capture the mechanism without those limitations, delivered orally, dosed once daily, and confirmed by the DEA as non-scheduled. MIRA holds exclusive worldwide rights to Ketamir-2 with intellectual property secured across 10 major markets, including the United States, European Union, China, Japan, Canada, Australia, India, Israel, Mexico, and South Korea.

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Ketamir-2 has not been approved by the U.S. Food and Drug Administration for any indication. Its safety and efficacy have not been established.

About MIRA Pharmaceuticals, Inc.

MIRA Pharmaceuticals, Inc. (NASDAQ: MIRA) is a clinical-stage pharmaceutical company focused on the development and commercialization of investigational therapeutics for neurologic, neuropsychiatric, and metabolic disorders. The Company’s pipeline includes oral drug candidates being evaluated for neuropathic pain, inflammatory pain, obesity, addiction-related disorders, anxiety, and cognitive impairment. For more information, please visit www.mirapharmaceuticals.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by the use of words such as “anticipate,” “expect,” “plan,” “can,” “could,” “would,” “may,” “will,” “believe,” “estimate,” “forecast,” “goal,” “project,” “guidance,” “potential,” “intend,” “seek,” “target” and other words of similar meaning, although not all forward-looking statements include these words. Forward-looking statements may include, but are not limited to, statements regarding the development of Ketamir-2; the planned Phase 2a clinical trial, including its design, objectives, enrollment, timing, initiation and potential outcomes; the potential efficacy, safety, tolerability and therapeutic benefits of Ketamir-2; the potential advantages of Ketamir-2 compared to existing treatment options; the potential market opportunity for Ketamir-2; future regulatory interactions; intellectual property protection; strategic partnership opportunities; and the future development and commercialization of Ketamir-2. These forward-looking statements are based on current expectations, estimates, forecasts, and projections, as well as management’s beliefs and assumptions, and are subject to significant risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. These risks and uncertainties include, among others, risks related to preclinical and clinical development, the ability to obtain regulatory approvals, the outcome of future studies, reliance on third parties, intellectual property protection, financing needs, market conditions, and the other risks identified under the heading “Risk Factors” contained in the Company’s Annual Report on Form 10-K and the Company’s other filings with the U.S. Securities and Exchange Commission (“SEC”). Forward-looking statements contained in this press release speak only as of the date hereof, and the Company undertakes no obligation to update or revise such statements, whether as a result of new information, future events, or otherwise, except as required by applicable law.

We caution investors not to place undue reliance on the forward-looking statements contained in this press release. You are encouraged to read our filings with the SEC, available at the SEC website and in the “Investors” section of our website at MIRA Investors, for a discussion of these and other risks and uncertainties.

Contact:

Krystina Quintana

info@mirapharma.com

(786) 432-9792